Exhibit 99.1

Structure Therapeutics Appoints Matthew Lang, J.D.

as Chief Operating Officer and General Counsel

SAN FRANCISCO, April 14, 2026 – Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, with a focus on obesity, today announced the appointment of Matthew Lang, J.D. as Chief Operating Officer and General Counsel. Mr. Lang joins Structure Therapeutics with more than fifteen years of executive leadership experience across global biopharmaceutical organizations, with deep expertise spanning legal, corporate strategy, compliance, risk management, and business development.

“Matt is a proven leader with a strong track record of guiding organizations through growth and transformation,” said Raymond Stevens, Ph.D., CEO of Structure Therapeutics. “His experience across global operations, strategic transactions, and commercialization will be critical as we move aleniglipron into Phase 3 and continue to build a world-class leadership team.”

Mr. Lang most recently served as Chief Legal Officer and Secretary at Metsera, Inc., helping to guide the company through its up to $10 billion acquisition by Pfizer. Prior to Metsera, Mr. Lang served as Chief Business and Legal Officer at Lyell Immunopharma, Inc., and held several executive officer positions at Myovant Sciences, where he helped lead the company through Phase 3 clinical development, global approval and commercialization of Myfembree® and Orgovyx®. Mr. Lang also served as the Managing Director and General Manager of Myovant’s European operations in Basel Switzerland where he was responsible for all aspects of Myovant’s ex-US business operations. Earlier in his career Mr. Lang held roles of increasing seniority at Gilead Sciences, Inc., and was an attorney at Dechert, LLP. He received his B.A. in Classical Studies from Queen’s University at Kingston, Canada and his J.D. from the University of Pennsylvania Law School.

“I am excited to join Structure Therapeutics at this important stage as we move into Phase 3 development with one of the most promising late-stage assets in the competitive obesity landscape,” said Mr. Lang. “The Company’s mission and differentiated portfolio represent a compelling opportunity to deliver a complete pipeline of meaningful therapies to patients. I look forward to working with the team to further strengthen the Company’s operational foundation, execute on strategic priorities, and drive long-term value.”

About Structure Therapeutics
Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage oral small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more people living with obesity around the world. For additional information, please visit www.structuretx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; and any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron and any other of the Company’s investigational compounds. In addition, when or if used in this press release, the words and phrases “anticipated,” “believe,” “expect,” “may,” “on track,” “plan,” “potential,” “suggests,” “to be,” “to begin,” “will,” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to potential delays in the commencement, enrollment and completion of the Company’s planned clinical studies; the Company’s ability to advance aleniglipron, ACCG-2671, ACCG-3535, ANPA-0073, LTSE-2578, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company’s therapeutic candidates; competitive products or approaches limiting the commercial value of the Company’s product candidates; the Company’s ability to fund development activities and achieve development goals; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s latest Annual Report on Form 10-K and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com

Jun Yoon

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com

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